Filed Pursuant to Rule 433

Registration No. 333-202524

November 7, 2017

FREE WRITING PROSPECTUS

(To Prospectus dated March 5, 2015,

Prospectus Supplement dated March 5, 2015 and

Equity Index Underlying Supplement dated March 5, 2015)

HSBC USA Inc.

Market Linked Securities—

Leveraged Upside Participation to a Cap and

Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the EURO STOXX 50® Index (the “Reference Asset”)

►	200% (2.0x) exposure to any positive return of the Reference Asset, subject to a Maximum Cap of [60%-65%] (to be determined on the Pricing Date)

►	Repayment of principal if the Reference Return is less than or equal to zero but greater than or equal to the Buffer Value of -20.00%

►	1:1 loss of principal for any decrease in the Reference Asset by more than 20.00%; you may lose up to 80.00% of the Principal Amount

►	Approximately 4 year maturity

►	All payments on the securities are subject to the credit risk of HSBC USA Inc.

The Principal at Risk Securities Linked to the EURO STOXX 50® Index (each a “security” and collectively the “securities") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. The securities will not bear interest.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or Equity Index Underlying Supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, and Wells Fargo Securities, LLC (“Wells Fargo Securities”) as the agents for the sale of the securities. The agents will purchase the securities from us for distribution to other registered broker-dealers, including Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), or will offer the securities directly to investors. In addition, HSBC Securities (USA) Inc. or another of our affiliates may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any securities after their initial sale. If you are buying securities from HSBC Securities (USA) Inc. or another of our affiliates, unless you are informed otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-15 of this free writing prospectus.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. You should refer to “Risk Factors” beginning on page FWP-8 of this document, page S-1 of the accompanying prospectus supplement and page S-2 of the accompanying Equity Index Underlying Supplement.

The Estimated Initial Value of the securities on the Pricing Date is expected to be between $920 and $960 per security, which will be less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Initial Value” on page FWP-3 and “Risk Factors” beginning on page FWP-8 of this document for additional information.

	Price to Public	Underwriting Discount(1)	Proceeds to Issuer
Per security	$1,000
Total

(1) The agents may receive a commission of up to $40.00 (4.00%) per $1,000 Principal Amount of the securities and may use a portion of that commission to allow selling concessions to other dealers in connection with the distribution of the securities, or will offer the securities directly to investors. The agents may resell the securities to other securities dealers at the Principal Amount less a concession not in excess of $22.50 (2.25%) per security. Such securities dealers may include WFA, an affiliate of Wells Fargo Securities. The other dealers may forgo, in their sole discretion, some or all of their selling concessions. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 (0.075%) per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. HSBC will reimburse HSBC Securities (USA) Inc. for certain expenses in connection with its role in the offer and sale of the securities, and HSBC will pay HSBC Securities (USA) Inc. a fee in connection with its role in the offer and sale of the securities. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-15 of this free writing prospectus.

The Securities:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc.

Market Linked Securities—Leveraged Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the EURO STOXX 50® Index

This free writing prospectus relates to a single offering of the Principal at Risk Securities Linked to the EURO STOXX 50® Index. The securities will have the terms described in this free writing prospectus and the accompanying prospectus, prospectus supplement and Equity Index Underlying Supplement. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus, prospectus supplement or Equity Index Underlying Supplement, the terms described in this free writing prospectus shall control. Certain terms used but not defined in this free writing prospectus have the meanings provided in the accompanying prospectus, prospectus supplement or Equity Index Underlying Supplement; provided that references therein to “notes” shall be deemed to refer to “securities” as used in this free writing prospectus. You should be willing to forgo interest and dividend payments during the term of the securities and, if the Reference Return is less than the Buffer Value, lose up to 80.00% of your principal.

This free writing prospectus relates to an offering of securities linked to the performance of the EURO STOXX 50® Index (the “Reference Asset”). The purchaser of a security will acquire a senior unsecured debt security of HSBC linked to the Reference Asset as described below. The following key terms relate to the offering of securities:

Issuer:	HSBC USA Inc.

Principal Amount:	$1,000 per security

Price to Public:	100% of the Principal Amount

Reference Asset:	The EURO STOXX 50® Index (Ticker: SX5E)

Trade Date:	November 30, 2017*

Pricing Date:	November 30, 2017*

Original Issue Date:	December 5, 2017*

Final Valuation Date:	November 29, 2021.* The Final Valuation Date is subject to postponement as described in “Additional Terms of the Securities—Postponement of the Final Valuation Date and the Maturity Date” below.

Maturity Date:	5 business days after the Final Valuation Date, which is expected to be December 6, 2021.* The Maturity Date is subject to postponement as described in “Additional Terms of the Securities—Postponement of the Final Valuation Date and the Maturity Date” below.

Upside Participation Rate:	200% (2.0x)

Maximum Cap:	[60%-65%] (to be determined on the Pricing Date)

Buffer Value:	-20.00%

Payment at Maturity:

On the Maturity Date, for each security, we will pay you the Payment at Maturity, calculated as follows:

If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, equal to the lesser of:

(a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate); and

(b) $1,000 + ($1,000 × Maximum Cap).

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 Principal Amount (zero return).

If the Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 20.00%)]

Under these circumstances, you will lose 1% of the Principal Amount for each percentage point that the Reference Return is below the Buffer Value. For example, if the Reference Return is -30%, you will suffer a 10.00% loss and receive 90.00% of the Principal Amount, subject to the credit risk of HSBC. If the Reference Return is less than the Buffer Value, you will lose some or a significant portion (up to 80.00%) of the Principal Amount.

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Reference Return:	The quotient, expressed as a percentage, calculated as follows:

Final Level – Initial Level Initial Level

Initial Level:	The Official Closing Level of the Reference Asset on the Pricing Date.

Final Level:	The Official Closing Level of the Reference Asset on the Final Valuation Date.

Official Closing Level:	The Official Closing Level of the Reference Asset on any Scheduled Trading Day means the official closing level of the Reference Asset reported by the Reference Sponsor on that day, as obtained by the calculation agent on that day from the Bloomberg Professional® service page “SX5E<INDEX>”, or on any successor page on the Bloomberg Professional® service or any successor service, as applicable, subject to adjustment by the calculation agent as described under “Additional Terms of the Securities—Postponement of the Final Valuation Date and the Maturity Date” below and “Additional Terms of the Notes—Discontinuance or Modification of an Index” in the accompanying Equity Index Underlying Supplement.

Form of Securities:	Book-Entry

Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.

Estimated Initial Value:

The Estimated Initial Value of the securities will be less than the price you pay to purchase the securities. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates or any agent would be willing to purchase your securities in the secondary market, if any, at any time. The Estimated Initial Value will be calculated on the Pricing Date. See “Risk Factors — The Estimated Initial Value of the securities, which will be determined by us on the Pricing Date, will be less than the price to public and may differ from the market value of the securities in the secondary market, if any.”

CUSIP/ISIN:	40435FKA4 / US40435FKA48

Trustee:	The trustee is Wells Fargo Bank, N.A. Wells Fargo Securities, one of the agents, is an affiliate of the trustee. See “Additional Terms of the Securities — Trustee Conflict of Interest.”

Agents:	HSBC Securities (USA) Inc. and Wells Fargo Securities. The agents may resell the securities to other securities dealers, including securities dealers acting as custodians, at the Principal Amount less a concession of not in excess of $22.50 (2.25%) per security. Such securities dealers may include WFA, an affiliate of Wells Fargo Securities. In addition to the concession allowed to WFA, Wells Fargo Securities will pay $0.75 (0.075%) per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA.
* The Trade Date, the Pricing Date and the other dates set forth above are subject to change, and will be set forth in the final pricing supplement relating to the securities.
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GENERAL

This free writing prospectus relates to an offering of securities linked to the Reference Asset. The purchaser of a security will acquire a senior unsecured debt security of HSBC. We reserve the right to withdraw, cancel or modify this offering and to reject orders in whole or in part. Although the offering of securities relates to the Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated March 5, 2015, the prospectus supplement dated March 5, 2015 and the Equity Index Underlying Supplement dated March 5, 2015. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus, prospectus supplement or Equity Index Underlying Supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-8 of this free writing prospectus, page S-1 of the prospectus supplement and page S-2 of the Equity Index Underlying Supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, prospectus supplement and Equity Index Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Equity Index Underlying Supplement if you request them by calling toll-free 1-866-811-8049 or 1-866-346-7732.

You may also obtain:

▶	The Equity Index Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014327/v403626_424b2.htm

▶	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014311/v403645_424b2.htm

▶	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000119312515078931/d884345d424b3.htm

We are using this free writing prospectus to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept your offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

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ADDITIONAL TERMS OF THE SECURITIES

Payment at Maturity

On the Maturity Date, for each security you hold, we will pay you the Payment at Maturity, which is an amount in cash, as described below:

If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, equal to the lesser of:

(a)	$1,000 + ($1,000 × Reference Return × Upside Participation Rate); and
(b)	$1,000 + ($1,000 × Maximum Cap)

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 Principal Amount (zero return).

If the Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 20.00%)]

Under these circumstances, you will lose 1% of the Principal Amount for each percentage point that the Reference Return is below the Buffer Value. For example, if the Reference Return is -30%, you will suffer a 10.00% loss and receive 90.00% of the Principal Amount, subject to the credit risk of HSBC. If the Reference Return is less than the Buffer Value, you will lose some or a significant portion (up to 80.00%) of the Principal Amount.

Interest

The securities will not pay interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

Reference Sponsor

STOXX Limited is the Reference Sponsor.

Market Disruption Event

The provisions of this section supersede and replace the definition of “Market Disruption Event” set forth beginning on page S-57 of the accompanying Equity Index Underlying Supplement.

A “Market Disruption Event” means, with respect to the Reference Asset, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)

Any of the following events occurs or exists with respect to any security included in the Reference Asset or any Successor Index, and the aggregate of all securities included in the Reference Asset or Successor Index with respect to which any such event occurs comprise 20% or more of the level of the Reference Asset or Successor Index:

•	a material suspension of or limitation imposed on trading by the Relevant Stock Exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the Relevant Stock Exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its Relevant Stock Exchange at any time during the one-hour period that ends at the scheduled closing time for the Relevant Stock Exchange for such security on that day; or

•	the closure on any exchange business day of the Relevant Stock Exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such Relevant Stock Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Relevant Stock Exchange and (ii) the submission deadline for orders to be entered into the Relevant Stock Exchange system for execution at the scheduled closing time for such Relevant Stock Exchange on that day.

(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to the Reference Asset or any Successor Index:

•	a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise at any time during the one-hour period that ends at the close of trading on such Related Futures or Options Exchange on that day, whether by reason of movements in price exceeding limits permitted by the

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Related Futures or Options Exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Reference Asset or Successor Index on any Related Futures or Options Exchange at any time during the one-hour period that ends at the close of trading on such Related Futures or Options Exchange on that day; or

•	the closure on any exchange business day of any Related Futures or Options Exchange prior to its scheduled closing time unless the earlier closing time is announced by such Related Futures or Options Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Related Futures or Options Exchange and (ii) the submission deadline for orders to be entered into the Related Futures or Options Exchange system for execution at the close of trading for such Related Futures or Options Exchange on that day.

(C)	The Reference Sponsor fails to publish the level of the Reference Asset or any Successor Index (other than as a result of the Reference Sponsor having discontinued publication of the Reference Asset or Successor Index and no Successor Index being available).

(D)	Any Related Futures or Options Exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred:

(1)	the relevant percentage contribution of a security included in the Reference Asset or any Successor Index to the level of such index will be based on a comparison of (x) the portion of the level of such index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the Reference Sponsor as part of the market opening data;

(2)	the “scheduled closing time” of any Relevant Stock Exchange or Related Futures or Options Exchange on any Scheduled Trading Day means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Scheduled Trading Day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)	an “exchange business day” means any Scheduled Trading Day on which (i) the Reference Sponsor publishes the level of the index or any Successor Index and (ii) each Related Futures or Options Exchange is open for trading during its regular trading session, notwithstanding any Related Futures or Options Exchange closing prior to its scheduled closing time.

A “Scheduled Trading Day” means a day, as determined by the calculation agent, on which (i) the Reference Sponsor is scheduled to publish the level of the Reference Asset and (ii) each Related Futures or Options Exchange is scheduled to be open for trading for its regular trading session.

The “Relevant Stock Exchange” for any security underlying the Reference Asset means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “Related Futures or Options Exchange” for the Reference Asset means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Reference Asset.

Postponement of the Final Valuation Date and the Maturity Date

The provisions of this section supersede and replace the section entitled “Additional Terms of the Notes—Valuation Dates” on page S-59 of the accompanying Equity Index Underlying Supplement.

If the originally scheduled Final Valuation Date is not a Scheduled Trading Day, the Final Valuation Date will be postponed to the next succeeding Scheduled Trading Day. If a market disruption event occurs or is continuing on the Final Valuation Date, then the Final Valuation Date will be postponed to the first succeeding Scheduled Trading Day on which a market disruption event has not occurred and is not continuing; however, if such first succeeding Scheduled Trading Day has not occurred as of the eighth Scheduled Trading Day after the originally scheduled Final Valuation Date, that eighth Scheduled Trading Day shall be deemed to be the Final Valuation Date. If the Final Valuation Date has been postponed eight Scheduled Trading Days after the originally scheduled Final Valuation Date and a market disruption event occurs or is continuing with respect to the Reference Asset on such eighth Scheduled Trading Day, the calculation agent will determine the closing level of the Reference Asset on such eighth Scheduled Trading Day in accordance with the formula for and method of calculating the closing level of the Reference Asset last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the time at which the official closing level of the Reference Asset is calculated and published by the Reference Sponsor) on such date of each security included in the Reference Asset. As used herein, “closing price” means, with respect to any security on any date, the Relevant Stock Exchange traded or quoted price of such security as of the time at which the official closing level of the Reference Asset is calculated and published by the Reference Sponsor.

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If the Final Valuation Date is postponed, then the maturity date will also be postponed by the same number of business days and no interest will be paid in respect of such postponement

Trustee Conflict of Interest

Wells Fargo Securities, one of the agents, is an affiliate of the trustee under the Senior Indenture and is acting as an underwriter for this offering. Therefore, if a default occurs with respect to the securities within one year after this offering (or any other offering of our securities in which an affiliate of the trustee participates as an underwriter), the trustee would likely be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that event, except in very limited circumstances, the trustee would be required to resign as trustee under the Senior Indenture and we would be required to appoint a successor trustee, unless the default is cured or waived within 90 days. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee. The trustee will remain the trustee under the Senior Indenture until a successor is appointed. During the period of time until a successor is appointed, the trustee will have both (a) duties to noteholders under the Senior Indenture and (b) a conflicting interest under the Senior Indenture for purposes of the Trust Indenture Act.

INVESTOR SUITABILITY

The securities may be suitable for you if:

▶	You seek an investment with an enhanced return linked to the potential positive performance of the Reference Asset and you believe that the level of the Reference Asset will increase moderately over the term of the securities.

▶	You are willing to invest in the securities based on the Maximum Cap range indicated herein, which may limit your return at maturity. The actual Maximum Cap will be determined on the Pricing Date.

▶	You are willing to make an investment that is exposed to any negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is less than the Buffer Value.

▶	You are willing to forgo dividends or other distributions paid to holders of the securities included in the Reference Asset.

▶	You understand and accept the risks associated with the Reference Asset.

▶	You are willing to accept the risk and return profile of the securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

▶	You do not seek current income from your investment.

▶	You do not seek an investment for which there is an active secondary market.

▶	You are willing to hold the securities to maturity.

▶	You are comfortable with the creditworthiness of HSBC, as issuer of the securities.

The securities may not be suitable for you if:

▶	You believe that the Reference Return will be negative or that the Reference Return will not be sufficiently positive to provide you with your desired return.

▶	You are unwilling to invest in the securities based on the Maximum Cap range indicated herein, which may limit your return at maturity. The actual Maximum Cap will be determined on the Pricing Date.

▶	You are unwilling to make an investment that is exposed to any negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is less than the Buffer Value.

▶	You seek an investment that provides full return of principal.

▶	You do not understand or accept the risks associated with the Reference Asset.

▶	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

▶	You prefer to receive dividends or other distributions paid to holders of the securities included in the Reference Asset.

▶	You seek current income from your investment.

▶	You seek an investment for which there will be an active secondary market.

▶	You are unable or unwilling to hold the securities to maturity.

▶	You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the securities.

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RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-1 in the accompanying prospectus supplement and on page S-2 of the accompanying Equity Index Underlying Supplement. Investing in the securities is not equivalent to investing directly in the Reference Asset or any of the stocks comprising the Underlying Index. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying prospectus, prospectus supplement and Equity Index Underlying Supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Equity Index Underlying Supplement including the explanation of risks relating to the securities described in the following sections:

▶	“— Risks Relating to All Note Issuances” in the prospectus supplement;

▶	“— General risks related to Indices” in the Equity Index Underlying Supplement;

▶	“—Securities Prices Generally Are Subject to Political, Economic, Financial and Social Factors that Apply to the Markets in which They Trade and, to a Lesser Extent, Foreign Markets” in the Equity Index Underlying Supplement; and

▶	“—Time Differences Between the Domestic and Foreign Markets and New York City May Create Discrepancies in the Trading Level or Price of the Notes” in the Equity Index Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

You will be exposed to any decrease in the level of the Reference Asset by more than 20.00% on a 1:1 basis. Accordingly, if the Reference Return is less than the Buffer Value, your Payment at Maturity will be less than the Principal Amount by an amount proportionate to any decrease in the level of the Reference Asset by more than 20.00%. You may lose up to 80.00% of the Principal Amount at maturity.

The return on the securities will be limited by the Maximum Cap and may be lower than the return on conventional debt securities or a direct investment in the Reference Asset.

Even if the Final Level is greater than the Initial Level, the amount you receive at maturity may only be slightly greater than the Principal Amount, and your return on the securities may be less than the return you would earn if you bought a conventional fixed-rate or floating-rate debt security of HSBC or another issuer with a similar credit rating with the same maturity date.

In addition, the opportunity to participate in the possible increases in the level of the Reference Asset through an investment in the securities will be limited, because the return on the securities will not exceed the Maximum Cap. Furthermore, the Upside Participation Rate will have no additional positive impact on your return for any Final Level exceeding the Final Level at which the Maximum Cap is reached. Therefore, the return on the securities may be lower than the return on a direct investment in the Reference Asset.

The Reference Return on the securities is not linked to the level of the Reference Asset at any time other than on the Final Valuation Date.

The Final Level will be based on the Official Closing Level of the Reference Asset on the Final Valuation Date, subject to postponement for non-trading days and certain Market Disruption Events. Even if the level of the Reference Asset appreciates during the term of the securities other than on the Final Valuation Date but then decreases on the Final Valuation Date to a level that is less than the Initial Level, the Payment at Maturity may be less, and may be significantly less, than it would have been had the Payment at Maturity been linked to the level of the Reference Asset prior to such decrease. Although the actual level of the Reference Asset on the Maturity Date or at other times during the term of the securities may be higher than the Final Level, the Reference Return will be based solely on the Official Closing Level of the Reference Asset on the Final Valuation Date.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. You will have no ability to pursue any securities included in the Reference Asset for payment. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities, and you could lose some or all of your investment.

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The securities will not bear interest.

As a holder of the securities, you will not receive interest payments.

Changes that affect the Reference Asset may affect the level of the Reference Asset and the market value of the securities and the amount you will receive at maturity.

The policies of the Reference Sponsor of the Reference Asset concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the Reference Sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the level of the Reference Asset. The policies of the Reference Sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset. The Reference Sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could affect the level of the Reference Asset and the value of the securities.

The securities are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

The Estimated Initial Value of the securities, which will be determined by us on the Pricing Date, will be less than the price to public and may differ from the market value of the securities in the secondary market, if any.

The Estimated Initial Value of the securities will be calculated by us on the Pricing Date and will be less than the price to public. The Estimated Initial Value will reflect our internal funding rate, which is the borrowing rate we pay to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. We will determine the value of the embedded derivatives in the securities by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

The price of your securities in the secondary market, if any, immediately after the Pricing Date may be less than the price to public.

The price to public takes into account certain costs. These costs, which, except for the underwriting discount, will be used or retained by us or one of our affiliates, include the underwriting discount, our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities and the costs associated with structuring and hedging our obligations under the securities. If you were to sell your securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the level of the Reference Asset and changes in market conditions, and cannot be predicted with accuracy. The securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

If an agent were to repurchase your securities immediately after the Original Issue Date, the price you receive may be higher than the Estimated Initial Value of the securities.

Assuming that all relevant factors remain constant after the Original Issue Date, the price at which an agent may initially buy or sell the securities in the secondary market, if any, and the value used for customer account statements, if any, may exceed the Estimated Initial Value on the Pricing Date for a temporary period expected to be approximately 4 months after the Original Issue Date. This temporary price difference may exist because, in its discretion, an agent may elect to effectively reimburse to investors a portion of the estimated hedging cost and other costs in connection with the securities that will no longer be incurred over the term of the securities. This discretionary election will be made, and the temporary reimbursement period will be determined, on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of the estimated costs which may be effectively reimbursed to investors in this way may not be allocated ratably throughout the reimbursement period,

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and such reimbursement may be discontinued at any time, or the duration of the reimbursement period may be shortened after the Original Issue Date of the securities based on changes in market conditions and other factors that cannot be predicted.

The securities lack liquidity.

The securities will not be listed on any securities exchange. The agents are not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which the agents are willing to buy the securities.

Potential conflicts of interest may exist.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent, determining the Estimated Initial Value and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities. See “—The Estimated Initial Value of the securities, which will be determined by us on the Pricing Date, will be less than the price to public and may differ from the market value of the securities in the secondary market, if any” above, “Risk Factors—General risks related to Indices—Our or our affiliates business activities relating to the stocks or securities tracked by an equity index may create conflicts of interest with you” in the Equity Index Underlying Supplement and “Risk Factors—Risks Relating to all Note Issuances— Trading and other transactions by us or our affiliates could affect the trading level or price and/or level of the Reference Asset, the trading value of the notes or the amount you may receive at maturity” and “—Research reports and other transactions may create conflicts of interest between you and us” and “—Our trading, hedging and other business activities, and those of the agents, may create conflicts of interest with you” in the prospectus supplement.

Risks associated with non-U.S. companies.

The level of the Reference Asset depends upon the stocks of companies located within the Eurozone, and thus involves risks associated with the home countries of those non-U.S. companies, some of which are and have been experiencing economic stress. The prices of these non-U.S. stocks may be affected by political, economic, financial and social factors in the home country of each applicable company, including changes in that country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the securities. These foreign securities may have less liquidity and could be more volatile than many of the securities traded in U.S. or other securities markets. Direct or indirect government intervention to stabilize the relevant foreign securities markets, as well as cross shareholdings in foreign companies, may affect trading levels or prices and volumes in those markets. The other special risks associated with foreign securities may include, but are not limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; currency fluctuations; higher inflation; and social, economic and political uncertainties. These factors may adversely affect the performance of the Reference Asset and, as a result, the value of the securities.

The securities will not be adjusted for changes in exchange rates.

Although the equity securities that comprise the Reference Asset are traded in euro, and your securities are denominated in U.S. dollars, the amount payable on your securities at maturity, if any, will not be adjusted for changes in the exchange rates between the U.S. dollar and the euro. Changes in exchange rates, however, may also reflect changes in the applicable non-U.S. economies that in turn may affect the level of the Reference Asset, and therefore your securities. The amount we will pay on the securities, if any, will be determined solely in accordance with the procedures described in this free writing prospectus.

Historical levels of the Reference Asset should not be taken as an indication of its future performance during the term of the securities.

The level of the Reference Asset will determine the Payment at Maturity. It is impossible to predict whether the Final Level of the Reference Asset will fall or rise compared to the Initial Level. The level of the Reference Asset will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which the securities included in the Reference Asset are traded and the prices of those securities. Accordingly, any historical levels of the Reference Asset should not be taken as an indication of its future performance.

The amount you will receive on the securities will depend upon the performance of the Reference Asset. Therefore, the securities are subject to the following risks, as set forth in the accompanying prospectus supplement or the Equity Index Underlying Supplement:

•	You must rely on your own evaluation of the merits of an investment in the notes;

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•	The price at which you will be able to sell your notes prior to maturity will depend on a number of factors, and may be substantially less than the amount you had originally invested;

•	The notes are not insured against loss by any third parties; you can depend only on our earnings and assets for payment and interest, if any, on the notes;

•	Trading and other transactions by us or our affiliates could affect the trading level or price and/or level of the Reference Asset, the trading value of the notes or the amount you may receive at maturity;

•	Research reports and other transactions may create conflicts of interest between you and us;

•	Our trading, hedging and other business activities, and those of the agents, may create conflicts of interest with you;

•	Equity market risks may affect the trading value of the Notes and the amount due on the Notes;

•	As a holder of the Notes, you will not have any ownership interest or rights in the stocks or other securities tracked by an Index;

•	We or our affiliates are not affiliated with any of the Reference Sponsors; and

•	Our or our affiliates business activities relating to the stocks or securities tracked by an equity index may create conflicts of interest with you.

Uncertain tax treatment.

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion of income in respect of the securities. For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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DETERMINING PAYMENT AT MATURITY

On the maturity date, you will receive a cash payment (the Payment at Maturity) per security calculated as follows:

Hypothetical Payout Profile

The following profile is based on a hypothetical Maximum Cap of 62.50% (the midpoint of the Maximum Cap range of [60%-65%]), an Upside Participation Rate of 200% and a Buffer Value of -20.00%. This graph has been prepared for purposes of illustration only. Your actual return on the securities will depend on the actual Maximum Cap and the Final Level, and whether you hold your securities to maturity.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level. We cannot predict the Final Level. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Level used in the table and examples below is not expected to be the actual Initial Level. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your securities. The Payment at Maturity may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including such a security issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in the securities for a hypothetical range of Reference Returns from -100% to +100%. The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Securities” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount to $1,000. The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals. The following table and examples assume the following:

▶	Principal Amount and Price to Public:	$1,000
▶	Hypothetical Initial Level*:	3,000.00
▶	Upside Participation Rate:	200%
▶	Hypothetical Maximum Cap*:	62.50% (the midpoint of the Maximum Cap range of [60%-65%])
▶	Buffer Value:	-20.00%

* The actual Initial Level and Maximum Cap will be determined on the Pricing Date.

Hypothetical Final Level	Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Securities
6,000.00	100.00%	$1,625.00	62.50%
5,250.00	75.00%	$1,625.00	62.50%
4,800.00	60.00%	$1,625.00	62.50%
4,500.00	50.00%	$1,625.00	62.50%
4,200.00	40.00%	$1,625.00	62.50%
3,937.50	31.25%	$1,625.00	62.50%
3,600.00	20.00%	$1,400.00	40.00%
3,300.00	10.00%	$1,200.00	20.00%
3,000.00	0.00%	$1,000.00	0.00%
2,940.00	-2.00%	$1,000.00	0.00%
2,850.00	-5.00%	$1,000.00	0.00%
2,700.00	-10.00%	$1,000.00	0.00%
2,400.00	-20.00%	$1,000.00	0.00%
2,100.00	-30.00%	$900.00	-10.00%
1,800.00	-40.00%	$800.00	-20.00%
1,200.00	-60.00%	$600.00	-40.00%
600.00	-80.00%	$400.00	-60.00%
0.00	-100.00%	$200.00	-80.00%

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The following examples indicate how the Payment at Maturity would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1: The level of the Reference Asset increases from the Initial Level of 3,000.00 to a Final Level of 4,500.00.

Reference Return:	50.00%
Payment at Maturity:	$1,625.00

Because the Reference Return is positive, and such Reference Return multiplied by the Upside Participation Rate is greater than the hypothetical Maximum Cap, the Payment at Maturity would be $1,625.00 per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × Maximum Cap)

= $1,000 + ($1,000 × 62.5%)

= $1,625.00

Example 1 shows that you will receive the Principal Amount plus a return equal to the Maximum Cap when the Reference Return is positive and such Reference Return multiplied by the Upside Participation Rate exceeds the Maximum Cap. In addition to limiting your return on the securities, the Maximum Cap limits the positive effect of the Upside Participation Rate. If the Final Level is greater than the Initial Level, you will participate in the performance of the Reference Asset at a rate of 200% up to the Maximum Cap. However, the Upside Participation Rate will have no additional positive impact on your return on the securities for any Final Level that is greater than 131.25% of the Initial Level (based on the hypothetical Maximum Cap of 62.50%), since your return on the securities for any Final Level greater than 131.25% of the Initial Level will be limited by the Maximum Cap.

Example 2: The level of the Reference Asset increases from the Initial Level of 3,000.00 to a Final Level of 3,300.00.

Reference Return:	10.00%
Payment at Maturity:	$1,200.00

Because the Reference Return is positive, and such Reference Return multiplied by the Upside Participation Rate is less than the hypothetical Maximum Cap, the Payment at Maturity would be $1,200.00 per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)

= $1,000 + ($1,000 × 10.00% × 200%)

= $1,200.00

Example 2 shows that you will receive the Principal Amount plus a return equal to the Reference Return multiplied by the Upside Participation Rate when such Reference Return is positive and, when multiplied by the Upside Participation Rate, equal to or less than the Maximum Cap.

Example 3: The level of the Reference Asset decreases from the Initial Level of 3,000.00 to a Final Level of 2,850.00.

Reference Return:	-5.00%
Payment at Maturity:	$1,000

Because the Reference Return is less than zero but greater than the Buffer Value of -20.00%, the Payment at Maturity would be $1,000 per $1,000 Principal Amount (a zero return).

Example 4: The level of the Reference Asset decreases from the Initial Level of 3,000.00 to a Final Level of 1,800.00

Reference Return:	-40.00%
Payment at Maturity:	$800.00

Because the Reference Return is less than the Buffer Value of -20.00%, the Payment at Maturity would be $800.00 per $1,000 Principal Amount, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 20.00%)]

= $1,000 + [$1,000 × (-40.00% + 20.00%)]

= $800.00

Example 4 shows that you are exposed on a 1-to-1 basis to any decrease in the level of the Reference Asset beyond the Buffer Value of -20.00%. In that scenario, you will lose some or a significant portion (up to 80.00%) of the Principal Amount.

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Description of the Reference Asset

The EURO STOXX 50® Index

The SX5E is composed of 50 stocks from the Eurozone (Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain) portion of the STOXX Europe 600 Supersector indices. The STOXX Europe 600 Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries and are organized into the following 19 Supersectors: automobiles & parts; banks; basic resources; chemicals; construction & materials; financial services; food & beverage; health care; industrial goods & services; insurance; media; oil & gas; personal & household goods; real estate; retail; technology; telecommunications; travel & leisure and utilities.

For more information about the SX5E, see “The EURO STOXX 50® Index” beginning on page S-11 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the Reference Asset

The following graph sets forth the historical performance of the Reference Asset based on the daily historical Official Closing Levels from January 1, 2008 through November 3, 2017. We obtained the Official Closing Levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical Official Closing Levels of the Reference Asset should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the Reference Asset on the Final Valuation Date.

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EVENTS OF DEFAULT AND ACCELERATION

If the securities have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the securities, the calculation agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Payment at Maturity” in this free writing prospectus. In that case, the Scheduled Trading Day immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Reference Return, and the accelerated maturity date will be the fifth business day after the accelerated Final Valuation Date. If a Market Disruption Event exists with respect to the Reference Asset on that Scheduled Trading Day, then the accelerated Final Valuation Date for the Reference Asset will be postponed for up to eight Scheduled Trading Days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated maturity date will also be postponed by an equal number of business days.

If the securities have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the securities. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, and Wells Fargo Securities as the agents for the sale of the securities. Pursuant to the terms of a distribution agreement, the agents will purchase the securities from HSBC at the price to public less the underwriting discount set forth on the cover page of the pricing supplement to which this free writing prospectus relates, for distribution to other registered broker-dealers, including WFA, or will offer the securities directly to investors. The agents may resell the securities to other registered broker-dealers at the price to public less a concession not in excess of $22.50 (2.25%) per $1,000 Principal Amount of the securities. In addition to the concession allowed to WFA, Wells Fargo Securities will pay $0.75 (0.075%) per $1,000 Principal Amount of the securities of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA. The agents or other registered broker-dealers propose to offer the securities at the price to public set forth on the cover page of this free writing prospectus. We will reimburse HSBC Securities (USA) Inc. for certain expenses in connection with its role in the offer and sale of the securities, and we will pay HSBC Securities (USA) Inc. a fee in connection with its role in the offer and sale of the securities.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support the securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to make a market in the securities and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-59 in the prospectus supplement.

We expect that delivery of the securities will be made against payment for the securities on or about the Original Issue Date set forth on page FWP-2 of this document, which is more than two business days following the Trade Date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities more than two business days prior to the Original Issue Date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors.

Selling Restrictions

Argentina

This free writing prospectus includes a private invitation to invest in the securities. It is addressed only to you on an individual, exclusive, and confidential basis, and its unauthorised copy, disclosure, or transfer by any means whatsoever is absolutely and strictly forbidden. HSBC and Wells Fargo Securities will not provide copies of this free writing prospectus, or provide any kind of advice or clarification, or accept any offer or commitment to purchase the securities herein referred to from persons other than the intended recipient. The offer herein contained is not a public offering, and as such it is not and will not be registered with, or authorised by, the applicable enforcement authority.

Brazil

The securities may not be offered or sold to the public in Brazil. Accordingly, this free writing prospectus, the pricing supplement to which this free writing prospectus relates and the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus have not been submitted to the Comissão de Valores Mobiliáros for approval. Documents relating to this offering may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

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Chile

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities, or distribution of this free writing prospectus, the pricing supplement to which this free writing prospectus relates and the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus, may be made in or from Chile except in circumstances that will result in compliance with any applicable Chilean laws and regulations.

ESTA OFERTA PRIVADA SE INICIA EL DÍA 31 DE OCTUBRE SE ACOGE A LAS DISPOSICIONES DE LA NORMA DE CARÁCTER GENERAL Nº 336 DE LA SUPERINTENDENCIA DE VALORES Y SEGUROS;

ESTA OFERTA VERSA SOBRE VALORES NO INSCRITOS EN EL REGISTRO DE VALORES O EN EL REGISTRO DE VALORES EXTRANJEROS QUE LLEVA LA SUPERINTENDENCIA DE VALORES Y SEGUROS, POR LO QUE TALES VALORES NO ESTÁN SUJETOS A LA FISCALIZACIÓN DE ÉSTA;

POR TRATAR DE VALORES NO INSCRITOS NO EXISTE LA OBLIGACIÓN POR PARTE DEL EMISOR DE ENTREGAR EN CHILE INFORMACIÓN PÚBLICA RESPECTO DE LOS VALORES SOBRE LOS QUE VERSA ESTA OFERTA;

ESTOS VALORES NO PODRÁN SER OBJETO DE OFERTA PÚBLICA MIENTRAS NO SEAN INSCRITOS EN EL REGISTRO DE VALORES CORRESPONDIENTE.

China

This free writing prospectus and the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus have not been filed with or approved by the People’s Republic of China (for such purposes, not including Hong Kong and Macau Special Administrative Regions or Taiwan) authorities, and is not an offer of securities (whether public offering or private placement) within the meaning of the Securities Law or other pertinent laws and regulations of the People’s Republic of China. These documents shall not be delivered to any party who is not an intended recipient or offered to the general public if used within the People’s Republic of China, and the securities so offered cannot be sold to anyone that is not a qualified purchaser of the People’s Republic of China. Each dealer has represented, warranted and agreed that the securities are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, except under circumstances that will result in compliance with applicable laws and regulations.”

Mexico

The securities have not been and will not be registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico, but only on a private placement basis pursuant to Article 8 of the Mexican Securities Market Law. This free writing prospectus, the pricing supplement to which this free writing prospectus relates and the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus may not be publicly distributed in Mexico.

Taiwan

The securities may be made available outside Taiwan for purchase by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors) but may not be offered or sold in Taiwan.

Uruguay

“The sale of the securities qualifies as a private placement pursuant to section 2 of Uruguayan law 18,627. The securities must not be offered or sold to the public in Uruguay, except in circumstances which do not constitute a public offering or distribution under Uruguayan laws and regulations. The securities are not and will not be registered with the Financial Services Superintendency of the Central Bank of Uruguay.”

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid executory contract with respect to the Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat a security as a pre-paid executory contract with respect to the Reference Asset. Pursuant to this approach, we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.

We will not attempt to ascertain whether any of the entities whose stock is included in the Reference Asset would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in the Reference Asset were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in the Reference Asset and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in the Reference Asset is or becomes a PFIC or a USRPHC.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the securities.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2019. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be “delta-one” instruments, and therefore, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Reference Asset or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Reference Asset or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

Additionally, the IRS has announced that withholding under the Foreign Account Tax Compliance Act (as discussed in the accompanying prospectus supplement) on payments of gross proceeds from a sale, exchange, redemption or other disposition of the securities will only apply to dispositions after December 31, 2018.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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TABLE OF CONTENTS
Free Writing Prospectus

You should only rely on the information contained in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$   Market Linked Securities—

Leveraged Upside Participation to a

Cap and Fixed Percentage Buffered

Downside

Principal at Risk Securities Linked to

the EURO STOXX 50® Index

November 7, 2017

FREE WRITING PROSPECTUS

General	FWP-4
Additional Terms of the Securities	FWP-5
Investor Suitability	FWP-7
Risk Factors	FWP-8
Determining Payment at Maturity	FWP-12
Illustrative Examples	FWP-13
Description of the Reference Asset	FWP-15
Events of Default and Acceleration	FWP-16
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-16
U.S. Federal Income Tax Considerations	FWP-17

Equity Index Underlying Supplement
Disclaimer	S-1
Risk Factors	S-2
The DAX® Index	S-7
The Dow Jones Industrial AverageSM	S-9
The EURO STOXX 50® Index	S-11
The FTSE® 100 Index	S-13
The Hang Seng® Index	S-14
The Hang Seng China Enterprises Index	S-16
The KOSPI 200 Index	S-19
The MSCI Indices	S-22
The NASDAQ 100 Index®	S-26
The Nikkei 225 Index	S-30
The PHLX Housing SectorSM Index	S-32
The Russell 2000® Index	S-36
The S&P 100® Index	S-40
The S&P 500® Index	S-44
The S&P 500® Low Volatility Index	S-47
The S&P BRIC 40 Index	S-50
The S&P MidCap 400® Index	S-52
The TOPIX® Index	S-55
Additional Terms of the Notes	S-57

Prospectus Supplement
Risk Factors	S-1
Pricing Supplement	S-8
Description of Notes	S-10
Use of Proceeds and Hedging	S-33
Certain ERISA Considerations	S-34
U.S. Federal Income Tax Considerations	S-37
Supplemental Plan of Distribution (Conflicts of Interest)	S-59

Prospectus
About this Prospectus	1
Risk Factors	2
Where You Can Find More Information	3
Special Note Regarding Forward-Looking Statements	4
HSBC USA Inc.	6
Use of Proceeds	7
Description of Debt Securities	8
Description of Preferred Stock	19
Description of Warrants	25
Description of Purchase Contracts	29
Description of Units	32
Book-Entry Procedures	35
Limitations on Issuances in Bearer Form	40
U.S. Federal Income Tax Considerations Relating to Debt Securities	40
Plan of Distribution (Conflicts of Interest)	49
Notice to Canadian Investors	52
Notice to EEA Investors	53
Notice to UK Investors	54
UK Financial Promotion	54
Certain ERISA Matters	55
Legal Opinions	57
Experts	58